Exhibit 99.1

           ADC Reports Third Quarter 2004 Results; New ADC
           Focused On Connecting Communications Everywhere

    MINNEAPOLIS--(BUSINESS WIRE)--xx--ADC (Nasdaq:ADCT):

    --  Net Sales From Continuing Operations Were $235 Million

    -- Includes KRONE Sales and Strong Year-over-Year Growth in ADC's Historic Connectivity & Wireless Sales

    --  International Sales Were 47% of Total Sales

    --  $0.00 GAAP And Adjusted Earnings Per Share From Continuing
        Operations

    -- Total Cash and Securities (Short- and Long-term) Were $464 Million at Quarter End

    ADC (Nasdaq:ADCT) (www.adc.com) today announced results for its third fiscal quarter ended July 31, 2004 prepared in accordance with generally accepted accounting principles (GAAP) as summarized below for ADC and its operating segments, Broadband Infrastructure and Access (BIA) and Integrated Solutions (IS), on a continuing operations basis.
    "This is an important point in time as we launch the new ADC -- a leading global network infrastructure company -- and prepare for expected profitable growth in fiscal 2005," said Robert E. Switz, president and CEO of ADC. "We are now focused on our core business of connecting communications everywhere - from the communications providers' operations centers to residential, mobile and enterprise subscribers. This is a business we know how to do profitably around the globe with great product and service solutions and strong customer relationships."

    Discontinued Operations and KRONE Acquisition

    On May 18, 2004, ADC completed the acquisition of the KRONE Group and in the third fiscal quarter of 2004 accounted for this acquisition under the purchase accounting method. Beginning in the third fiscal quarter of 2004, ADC classified as discontinued operations the business related to the Cuda(TM) cable modem termination system product line and the operations related to the FastFlow(R) Broadband Provisioning Manager software, which were both divested on June 29, 2004, and the business related to the Singl.eView(R) customer care and billing software. ADC expects to finalize the Singl.eView divestiture during its fourth fiscal quarter. These new discontinued operations are in addition to the BroadAccess40 business that was classified as a discontinued operation beginning in the first fiscal quarter of 2004.



GAAP Results (dollars in millions, except per share amounts), Continuing Operations

                                             2004     2004     2003
                                             Third   Second    Third
ADC Results                                 Quarter  Quarter  Quarter
-----------                                 -------  -------  -------
Net sales                                 $   235.2    160.7    152.2
   Percent outside U.S.                        47.3%    32.7%    31.2%
Gross margin                                   37.9%    41.1%    37.5%
Operating income (loss)                   $     3.2     (3.6)    (0.9)
Income (loss) from continuing operations  $     3.2     (3.3)    (2.6)
Earnings (loss) per share from continuing
 operations - basic and diluted           $    0.00     0.00     0.00

Segment Results
---------------
Net sales:
   BIA                                    $   182.9    119.2    106.9
   IS                                     $    58.2     45.4     51.4
   Eliminations and corporate             $    (5.9)    (3.9)    (6.1)
Operating income (loss):
   BIA                                    $    20.0     20.3      7.1
   IS                                     $    (2.5)    (2.6)     2.5
   Eliminations and corporate             $   (14.3)   (21.3)   (10.5)


    Adjusted Results (dollars in millions, except per share amounts), Continuing Operations

    In addition to GAAP income statement results from continuing operations, ADC also presents adjusted income statement results from continuing operations prepared with certain adjustments as noted in this release. Due to the significance of ADC's restructuring activities from fiscal 2000 to 2004, management believes that a more meaningful comparison of fiscal 2004 results would exclude impairment and restructuring charges and certain nonoperating gains/losses in deriving adjusted income statements from continuing operations for fiscal 2004 and historical periods. For an explanation of adjusted items excluded from GAAP income statement results, please refer to the "Adjustment Items Excluded from GAAP Results" section of this release and review the attached supplementary schedules that reconcile GAAP results to adjusted results for the three-month periods ended July 31, 2004 and 2003 and the three-month period ended April 30, 2004.
    Adjusted results from continuing operations, which reflect adjustments to all quarters related to the exclusion of impairment and restructuring charges, and certain non-operating gains/losses are summarized below for ADC and its operating segments.


                                             2004     2004     2003
                                             Third   Second    Third
ADC Results, As Adjusted                    Quarter  Quarter  Quarter
------------------------                    -------  -------  -------
Net sales                                 $   235.2    160.7    152.2
Gross margin                                   37.9%    41.1%    38.3%
Operating income (loss)                   $     3.9      8.1      6.2
Income (loss) from continuing operations  $     3.7      8.7      4.0
Earnings (loss) per share from continuing
 operations - basic and diluted           $    0.00     0.01     0.00

Segment Results, As Adjusted
----------------------------
Net sales:
   BIA                                    $   182.9    119.2    106.9
   IS                                     $    58.2     45.4     51.4
   Eliminations and corporate             $    (5.9)    (3.9)    (6.1)
Operating income (loss):
   BIA                                    $    20.2     19.5     10.3
   IS                                     $    (2.4)    (2.6)     4.9
   Eliminations and corporate             $   (13.9)    (8.8)    (9.0)


    Acquisition Expenses

    ADC's GAAP and adjusted results in the third quarter of 2004 include intangible amortization expense of $2 million and integration expense of $4 million, both as a result of the KRONE acquisition.

    ADC Strategy Based On Growing Sales, Achieving Acquisition
Synergies And Reducing Costs

    "Our growth strategy is built on solid fundamentals to be a leader in our market by defending our core business, selling more products and services globally, taking market share, creating innovative products, entering new markets, and acquiring core-related businesses, while staying focused on operating efficiently and cost effectively," said Gokul Hemmady, ADC's chief financial officer. "Since closing the KRONE acquisition in the third quarter, ADC and KRONE employees have been meeting to develop detailed plans for revenue synergies and cost reductions in the global business. As we move into the fourth quarter, we are beginning to implement these plans, which we expect to have significant long-term benefits."
    Certain ADC balance sheet and cash flow information on a GAAP basis and related statistics are summarized below.



Other GAAP Data & Related Statistics (dollars in millions)

                                          July 31, April 30,  July 31,
Balance Sheet Data and Related Statistics     2004      2004      2003
-----------------------------------------     ----      ----      ----
Cash and cash equivalents - unrestricted $  413.9     730.2     743.7
Short-term available for sale securities $    7.4      11.2       3.5
Long-term available for sale securities  $   23.2      16.6         -
Restricted cash                          $   19.8      18.0      16.3
                                          -------- --------- ---------
Total cash and securities                $  464.3     776.0     763.5
                                          ======== ========= =========
Restructuring accrual                    $   34.0      32.5      36.0
Current ratio                                 2.7       4.2       3.7
Long-term notes payable                  $  400.4     400.0     400.0


    ADC's total cash and securities (short- and long-term) of $464 million on July 31, 2004 decreased from the previous quarter primarily as a result of the $294 million cash purchase of KRONE and cash used by operating activities of discontinued operations. The resulting cash and securities balance is sufficient for organic growth plans for ADC's core business as $200 million of convertible notes do not mature until June 15, 2008, and the other $200 million of convertible notes does not mature until June 15, 2013. All convertible notes have a conversion price of $4.013 per share. In addition, ADC has a nearly full reserve against deferred tax assets of $863 million, which will reduce its income tax payable on future earnings for numerous years.



                                    Nine Months    Nine Months
Cash Flow Data and Related                Ended          Ended
Statistics                        July 30, 2004  July 30, 2003
----------                        -------------  -------------
Total cash provided by (used in)
   operating activities of
   continuing operations         $        16.2           47.9
Total cash provided by (used in)
   operating activities of
   discontinued operations       $       (37.3)         (15.8)

                                           2004           2004    2003
                                          Third         Second   Third
                                        Quarter        Quarter Quarter
                                        -------        ------- -------
Days sales outstanding                    58.5           54.6    49.3
Inventory turns - annualized               5.2            5.4     6.3
Depreciation and amortization    $        12.8            8.5    10.4
Property and equipment additions,
 net                             $         3.8            3.7    49.4


    In the nine months ended July 31, 2004, total cash provided by operating activities of continuing operations was primarily from positive cash earnings partially offset by an increase in working capital to support sales growth. In the nine months ended July 31, 2003, total cash provided by operating activities of continuing operations was primarily from positive cash earnings and a reduction in working capital during the industry downturn.
    Total employees were approximately 8,150 as of July 31, 2004 compared to approximately 5,900 as of April 30, 2004 and approximately 5,800 as of July 31, 2003. The increase in employees from April 30, 2004 was primarily a result of the KRONE acquisition.

    Review of Operating Segments

    Sales from ADC's operating segments from continuing operations are summarized above. Commentary on the changes in the sales results follows.

    Broadband Infrastructure and Access

    On a quarterly sequential basis from the second quarter of 2004, BIA sales of $183 million in the third quarter of 2004 were $64 million higher primarily as a result of the KRONE acquisition that was finalized on May 18, 2004. Comparing third quarters on a year-over-year basis, BIA sales were $76 million higher as a result of the addition of KRONE sales as well as 20% growth in ADC's historic connectivity sales and 73% growth in wireless sales being partially offset by lower sales of wireline systems. Sales of ADC's historic connectivity and wireless systems have each increased year-over-year for four quarters in a row.

    Integrated Solutions

    On a quarterly sequential basis from the second quarter of 2004, IS sales of $58 million in the third quarter of 2004 increased by $13 million primarily as a result of the addition of KRONE services sales and growth in sales of ADC's historic systems integration services. Comparing third quarters on a year-over-year basis, 2004 sales for IS increased by $7 million as a result of the addition of KRONE services sales partially offset by lower sales for both ADC's historic systems integration services and software systems.

    Recent Wins and Achievements

    ADC's wins and achievements in recent months are summarized below.

    Connectivity

    Worldwide, ADC is targeting sophisticated, high-performance networks and data centers with a portfolio of IP Infrastructure solutions including:

    -- 10-Gigabit per second Ethernet Solutions -- ADC's new CopperTen(TM) system is the world's first augmented Category 6 structured cabling system with the necessary characteristics to enable 10-Gigabit per second Ethernet transmission over a full 100 meters. Typical Category 6 cabling systems are hindered by the technical combination of insertion loss and alien crosstalk that greatly disrupts transmission and high-speed data communications. The CopperTen system incorporates patent-pending design and manufacturing processes that enable the products to overcome these challenges using unshielded twisted pair cable, the most prolific type of enterprise network cabling in the world.

    -- Power-over-Ethernet (PoE) Infrastructure Solutions -- The new ADC Midspan Power-over-Ethernet Controller eliminates the need for installation of local power to devices such as VoIP phones and Wi-Fi access points, saving time and money. With the ADC Midspan PoE Controller, power for the network device is generated in a large corporation's telecommunications room, which is usually backed up by an uninterrupted power supply, and delivered over standard Category 5, 5e or 6 Ethernet LAN cabling, increasing reliability even further.

    -- Media Conversion and Optical Extension Solutions -- The carrier-class, intelligent, and scalable ADC OptEnet(TM) media converter platform manages any network's Ethernet or SONET media transitions. Integrated intelligence allows the user to remotely monitor system performance and transmit alarm conditions to upstream operational support systems. Incorporating a patent-pending system architecture and leveraging ADC's leadership in connectivity solutions, the OptEnet platform provides the ideal solution for Ethernet extensions in support of transparent LAN services or switch router interconnect requirements. A variety of solutions are supported ranging from 10Mb to OC-12 to Gigabit Ethernet.

    -- Ethernet Infrastructure Solutions -- The ADC Ethernet Distribution Frame (EDF) provides a cross-connect field that ties together all Ethernet network elements from multiple floors of the central office or point-of-presence, providing a common craft interface for performing adds, upgrades, and rearrangements on Ethernet services. The EDF typically consists of NEBS Level 3 Certified equipment such as ADC's patented Glide Cable Management, Category 5e and 6 Ethernet patch panels, and Fiber Management Trays. With the EDF installed, technicians can isolate elements, connect new elements, route around problems, and perform maintenance functions. The frame design supports network growth and flexibility in the Ethernet distribution system. ADC also has an Ethernet Test Access Panel to provide carriers and enterprises a non-invasive method to test and monitor the delivery of critical data services over Ethernet cabling, up to and including Gigabit Ethernet.

    -- Optical Infrastructure Solutions -- ADC's optical infrastructure products and systems provide access, termination, and connectivity for fiber-based networks, including its family of high-density Next-Generation Frame products, FL1000 and FL2000 fiber patch panels, and the FiberGuide(R) raceway system.

    Syncroness Inc. has successfully deployed ADC's CopperTen cabling system. The Denver-based engineering firm will use CopperTen to facilitate the company's intensive data requirements, including the use of high-powered 3D CAD software and collaboration with global offices and clients.
    NTS Communications successfully deployed the ADC OmniReach(TM) Fiber-to-the-Premises Infrastructure Solutions. The Texas-based competitive local exchange carrier provides voice, video and Internet services to residential and business customers in Lubbock and Wollforth using its highly reliable advanced fiber network.
    Telekomunikacja Polska (TPSA), the leading telecommunications operator in Poland, has selected KRONE copper connectivity solutions to complete the digitalization of the operator's high-speed network. Under the terms of the agreement, ADC will provide KRONE main distribution frames, digital distribution frames, cable heads, associated LSA PLUS(R) modules and accessories to optimize TPSA's network infrastructure and enhance delivery of new and advanced telecommunications services. KRONE will work with its local partner, C&C Partners Telecom to deploy the equipment throughout Poland.
    GHD Pty Ltd, has installed the KRONE(R) HIGHBAND(R) 25 Patch By Exception solution. The solution enables GHD to increase productivity by providing a reliable high performance network that is easy to maintain. GHD, one of Australia's largest and longest established companies, ranks in the world's top 50 engineering firms with a network of more than 2,300 employees around the globe.
    BHP Billiton Mitsubishi Alliance (BMA), Australia's largest coking coal producer, has chosen KRONE HIGHBAND 25 for a major network infrastructure upgrade. Once complete, the installation will encompass some 4,000 to 5,000 outlets in approximately 70 BMA locations.
    KRONE Australia received a record four awards from the Central Coast Manufacturers' Association including Large Manufacturer of the Year, Innovation in Marketing, Innovation in Training and Innovation in Product Design, recognizing KRONE's combined expertise in the successful design, development and marketing of innovative connectivity products.
    Bell Telecom Systems of Amman, Jordan became a new ADC distributor to market ADC's broad range of connectivity solutions throughout the Middle East.
    ADC signed a new reseller agreement with EG FiberOptics AB to market and sell ADC's fiber connectivity products throughout Sweden. EG FiberOptics is one of the leading suppliers of high-technology components to the telecommunications industry in Scandinavia.

    Wireless

    Triton PCS is using ADC's Digivance(TM) Indoor Coverage Solution to provide in-building wireless service at two luxury resorts in the Southeast -- The Homestead in Hot Springs, Virginia, and The Sanctuary at Kiawah Island, South Carolina.
    ADC has joined The Wireless Networking and Communications Group
(WNCG) at the University of Texas at Austin as an Industrial Affiliate sponsor. WNCG is a leading academic research center with more than 12 engineering professors and 70 graduate and undergraduate students who are pursuing cutting edge research in next-generation wireless technologies for both licensed and unlicensed services.

    Wireline

    ADC introduced its new LoopStar(TM) 800 next-generation SONET access system that allows service providers to cost-effectively deploy and manage TDM and Ethernet services to end-user customers from a single platform.

    Systems Integration

    ADC expanded its Systems Integration capabilities with the addition of a new DC power engineering, furnishing and installation offering. The new service capabilities are a direct result of customer requests as North American carriers look for more cost effective ways to maintain their networks.
    The new ADC Network Integration Center in Marietta, Ga. was opened to perform proof-of-concept testing for ADC's customers and to test the performance of network elements being installed by ADC prior shipment to a customer location. This facility allows ADC to work closely with network equipment manufacturers and its customers to ensure that new network technologies can be implemented smoothly and efficiently.
    ADC also opened a new operations and test facility in Papworth Everard near Cambridge, England, and includes controlled environments for the preconfiguration and testing of network equipment, a warehouse facility, and sales and administration offices. ADC's Systems Integration provides a broad range of services for operators of fixed wire, wireless, cable, and alternative networks. The new UK facility will serve as the focal point for ADC's services throughout Europe.

    Software

    BOCO Inter-Telecom has selected ADC's Metrica(R) solution as an enhancement to its network management system. BOCO Inter-Telecom is integrating ADC's Metrica software into its own network management system to provide a total solution to China Mobile including professional performance management and analysis of China Mobile's GSM and GPRS network. BOCO Inter-Telecom is China Mobile's largest network management system vendor in mainland China. China Mobile serves more than 150 million subscribers in total and has 31 provincial branches, each one running a GSM/GPRS network.
    Telkomsel has installed ADC's market-leading Metrica software for its GPRS and SMS networks. Telkomsel is Indonesia's largest cellular operator, providing network coverage to more than 80% of the country's population. The wireless operator will use ADC's Metrica software to monitor the network performance and the quality of services delivered to all of Telkomsel's mobile subscribers in the region.
    ADC's Metrica Group has been awarded Multimedia Super Corridor
(MSC) status by the Multimedia Development Corporation (MDC). MDC was established in 1996 by the Government of Malaysia to harness the full potential of information and communication technology and multimedia technology in the region. MSC accreditation represents the full acknowledgement by the Government of Malaysia that ADC is committed to the country in terms of a well-established employee base and strong research and development capability. Furthermore, the award of MSC status underlines ADC's enhanced support to customers in the Asia Pacific region. This follows the establishment in Malaysia earlier this year of an ADC global support center.
    Swisscom Mobile, Switzerland's leading wireless operator, has selected ADC's Metrica Performance Manager software for its Universal Mobile Telecommunications Service (UMTS) network, which is scheduled to be launched later this year. Swisscom Mobile has more than 3.7 million customers, covers 99.7% of the Swiss population and offers access to more than 370 mobile telephone networks around the world.
    Austrian communications company, ONE, has selected Metrica to monitor their network performance and quality of services delivered over its multi-vendor UMTS network. ONE has mobile network coverage of 98% and has around 1.5 million mobile subscribers.
    Qtel will deploy ADC's Metrica Performance Manager to monitor their network performance and the quality of services delivered to all of Qtel's mobile subscribers throughout Qatar.

    Outlook

    As previously announced, ADC has indicated that it has been conducting a product portfolio review, including a review of potential acquisitions and divestitures of certain product lines. With the KRONE acquisition and the divestitures announced through the third quarter of 2004, ADC has significantly altered its overall product portfolio. ADC's product portfolio review will be an ongoing process however. Without giving effect to any potential additional portfolio changes, ADC currently estimates that sales in the fourth quarter of 2004 will be around $250-$260 million and adjusted earnings per share will be around $0.01-$0.02.
    ADC is not able to provide an outlook for GAAP earnings per share at this time for the reasons explained below. ADC cautions investors that forecasting remains extremely difficult and subject to change because of many factors, including soft and changing industry conditions, acquisition integration activities, as well as economic, geopolitical and other uncertainties, especially with respect to cost reduction activities and the timing of closing and deploying contracts that can delay the start of new sales sources. With the KRONE acquisition, internal growth initiatives and potential future product line additions, ADC remains focused on its goal of growing profitably in its core network infrastructure business and being a leader in each market served by the company.
    Starting in the third quarter of 2002, the tax benefits of ADC's pre-tax losses have been added to its deferred tax assets with an offsetting valuation reserve. As of July 31, 2004, ADC had a total of $863 million in deferred tax assets that have been offset by a nearly full valuation reserve and as a result have been shown on the balance sheet at an insignificant amount. As it generates pre-tax income in future periods, ADC does not currently expect to record significant income tax expense until either its deferred tax assets are fully utilized to reduce future income tax liabilities or the value of its deferred tax assets are restored on the balance sheet. Most of the deferred tax assets are not expected to expire until 2022-2024.
    Adjusted results in this outlook exclude impairment and restructuring charges and certain non-operating gains/losses that may be incurred if ADC takes actions designed to further lower its breakeven point or restructure its operations. ADC is unable to provide an outlook for earnings per share on a GAAP basis at this time as ADC may incur such additional impairment and restructuring charges and certain non-operating gains/losses in future fiscal quarters. The amount of any such additional charges is uncertain and will depend on many factors including the evolving outlook for industry conditions and ADC's businesses. If such charges are incurred they could result in a significant difference between GAAP and adjusted earnings per share.

    Adjustment Items Excluded from GAAP Results

    Adjusted income statement results from continuing operations in both fiscal 2004 and 2003 exclude impairment and restructuring charges, and certain non-operating gains/losses.
    In deriving adjusted results from continuing operations for the third quarter of 2004, ADC excluded net charges of $0.5 million ($0.00 per share) primarily related to restructuring charges for employee reductions partially offset by a non-operating investment gain.
    In deriving adjusted results from continuing operations for the second quarter of 2004, ADC excluded net charges of $12 million ($0.01 per share) primarily related to restructuring charges on facilities consolidations.
    In deriving adjusted results from continuing operations for the third quarter of 2003, ADC excluded restructuring charges of $7 million ($0.01 per share) primarily related to employee reductions and facilities consolidations.

    Today's Earnings Conference Call And Webcast at 5:00 p.m. Eastern

    ADC will discuss its third quarter 2004 results and current outlook on a conference call scheduled today, August 25, at 5:00 p.m. Eastern time. The conference call can be accessed by domestic callers at (800) 399-7506 and by international callers at (706) 634-2489 or on the Internet at www.adc.com/investor, by clicking on News & Communications, then clicking on Webcasts. Starting today at 6:30 p.m. Eastern time, the replay of the call can be accessed until 11:59 p.m. Eastern time on September 1 by domestic callers at (800) 642-1687 and by international callers at (706) 645-9291 (conference ID number is 9016778) or on the Internet at www.adc.com/investor, by clicking on News & Communications, then clicking on Webcasts.

    About ADC

    ADC is a world leader in providing global network infrastructure products, services and software that enable the profitable delivery of high-speed Internet, data, video, and voice services over our customers' unique networks. ADC (NASDAQ: ADCT) has sales into more than 90 countries. Learn more about ADC Telecommunications, Inc. at www.adc.com.

    Cautionary Statement under the Private Securities Litigation
Reform Act of 1995

    All forward-looking statements contained herein, particularly those pertaining to ADC's expectations or future operating results, reflect management's current expectations or beliefs as of the date of such statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. ADC Telecommunications cautions readers that future actual results could differ materially from those in forward-looking statements depending on the outcome of certain factors. All such forward-looking statements are subject to certain risks and uncertainties, including, but not limited to, significant difficulties in forecasting sales and market trends; uncertainties regarding the level of capital spending by telecommunications service providers, as the majority of ADC's sales are derived from these companies; the overall demand for ADC's products or services; the demand for particular products or services within the overall mix of products sold, as our products and services have varying profit margins; changing market conditions and growth rates either within ADC's industry or generally within the economy; the impact of actions we may take as a result of our ongoing portfolio review, which may include business acquisitions or divestitures; ADC's ability to effectively integrate the KRONE acquisition with ADC's historic operations; ADC's ability to dispose of excess assets on a timely and cost-effective basis; new competition and technologies; increased costs associated with protecting intellectual property rights; the retention of key employees; pressures on the pricing of the products or services ADC offers; performance of contract manufacturers used by ADC to make certain products; possible consolidation among communications service providers; and other risks and uncertainties, including those identified in the section captioned Risk Factors in Item 1 of ADC's Annual Report on Form 10-K for the fiscal year ended October 31, 2003. ADC disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.



            ADC TELECOMMUNICATIONS, INC. AND SUBSIDIARIES
               CONSOLIDATED BALANCE SHEETS - UNAUDITED
                            (In millions)


                                ASSETS

                                                     July     October
                                                     2004      2003
                                                   --------- ---------

CURRENT ASSETS:
   Cash and cash equivalents                         $413.9    $718.7
   Short-term marketable securities                     7.4      26.7
   Accounts receivable                                152.4      91.3
   Unbilled revenue                                    31.4      28.0
   Inventories                                        112.2      57.6
   Assets of discontinued operations                   21.7      60.1
   Prepaid and other current assets                    39.8      44.2
                                                   --------- ---------

     Total current assets                             778.8   1,026.6

 PROPERTY AND EQUIPMENT, net                          240.5     176.6

 ASSETS HELD FOR SALE                                   6.9      25.1

 RESTRICTED CASH                                       19.8      15.6

 GOODWILL                                             175.7         -

 INTANGIBLES                                           73.9       3.4

 LONG-TERM MARKETABLE SECURITIES                       23.2      19.5

 OTHER ASSETS                                          35.8      30.1

                                                   --------- ---------
   TOTAL ASSETS                                    $1,354.6  $1,296.9
                                                   ========= =========


                 LIABILITIES & SHAREOWNERS' INVESTMENT

 CURRENT LIABILITIES:
   Accounts payable                                   $68.8     $44.9
   Accrued compensation and benefits                   57.0      45.1
   Other accrued liabilities                           89.3      62.5
   Income taxes payable                                23.8      18.9
   Restructuring accrual                               34.0      29.6
   Liabilities of discontinued operations              20.2      57.9
   Notes payable                                        0.6       8.0
                                                   --------- ---------

     Total current liabilities                        293.7     266.9


   PENSION OBLIGATIONS                                 60.6         -
   LONG-TERM NOTES PAYABLE                            400.4     399.9
   OTHER LONG-TERM LIABILITIES                          4.4       2.4
                                                   --------- ---------
     Total liabilities                                759.1     669.2

   SHAREOWNERS' INVESTMENT
     (809.0 and 806.6 shares outstanding)             595.5     627.7

                                                   --------- ---------
   TOTAL LIABILITIES AND SHAREOWNERS' INVESTMENT   $1,354.6  $1,296.9
                                                   ========= =========




            ADC TELECOMMUNICATIONS, INC. AND SUBSIDIARIES
          CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED
                              GAAP BASIS
               (In Millions, Except Per Share Amounts)

                            For the Three          For the Nine
                            Months Ended           Months Ended
                              July 31,               July 31,
                         -------------------    -------------------
                          2004        2003       2004        2003
                         -------     -------    -------     -------
NET SALES                $235.2      $152.2     $538.7      $457.3

COST OF PRODUCT SOLD      146.0        95.2      326.3       294.6
                         -------     -------    -------     -------
GROSS PROFIT               89.2        57.0      212.4       162.7
                         -------     -------    -------     -------
GROSS MARGIN               37.9%       37.5%      39.4%       35.6%

EXPENSES:
  Research and
   development             18.0        15.5       48.0        51.4
  Selling and
   administration          65.7        36.6      141.9       133.1
  Amortization of
   acquired intangibles     1.6           -        1.6           -
  Impairment charges          -         0.2        1.5        14.8
  Restructuring charges     0.7         5.6       12.8        22.8
                         -------     -------    -------     -------
     Total Expenses        86.0        57.9      205.8       222.1
                         -------     -------    -------     -------
       As a Percentage
        of Net Sales       36.6%       38.0%      38.2%       48.6%

OPERATING INCOME (LOSS)     3.2        (0.9)       6.6       (59.4)
OPERATING MARGIN            1.4%      (0.6%)       1.2%     (13.0%)
OTHER INCOME (EXPENSE),
 NET:
     Interest               0.6         0.9        2.9         3.5
     Other                 (0.3)       (2.6)       6.2        (5.0)
                         -------     -------    -------     -------

INCOME (LOSS) BEFORE
 INCOME TAXES               3.5        (2.6)      15.7       (60.9)
PROVISION FOR INCOME
 TAXES                      0.3           -        0.7           -
                         -------     -------    -------     -------
INCOME (LOSS) FROM
 CONTINUING OPERATIONS      3.2        (2.6)      15.0       (60.9)

DISCONTINUED OPERATIONS,
 NET OF TAX:
  Loss from discontinued
   operations             (10.7)      (12.5)     (49.0)      (25.1)
  Loss on sale             (6.8)          -       (9.3)          -
                         -------     -------    -------     -------
                          (17.5)      (12.5)     (58.3)      (25.1)

NET LOSS                 $(14.3) (a) $(15.1)(b) $(43.3) (a) $(86.0)(b)
                         =======     =======    =======     =======
NET MARGIN                (6.1%)      (9.9%)     (8.0%)     (18.8%)

AVERAGE COMMON SHARES
 OUTSTANDING - BASIC      808.9       804.1      807.9       802.7
                         =======     =======    =======     =======
AVERAGE COMMON SHARES
 OUTSTANDING - DILUTED    811.7       804.1      813.3       802.7
                         =======     =======    =======     =======
EARNINGS (LOSS) PER
 SHARE FROM CONTINUING
 OPERATIONS - BASIC AND
 DILUTED                  $0.00  (a) $(0.00)(b)  $0.02  (a) $(0.08)(b)
                         =======     =======    =======     =======
LOSS PER SHARE FROM
 DISCONTINUED OPERATIONS
 - BASIC AND DILUTED     $(0.02) (a) $(0.02)(b) $(0.07) (a) $(0.03)(b)
                         =======     =======    =======     =======
NET LOSS PER SHARE -
 BASIC AND DILUTED       $(0.02) (a) $(0.02)(b) $(0.05) (a) $(0.11)(b)
                         =======     =======    =======     =======

(a) Excluding $0.7 million and $12.8 million restructuring charges; $0.0 and $1.5 million impairment; $0.4 million and $4.8 million nonoperating investment gain; $0.0 and $3.7 million nonoperating gain related to divested product lines; $0.2 million and $0.2 million other nonoperating loss; and $17.5 million and $58.3 million net loss on discontinued operations; net income and diluted EPS would have been $3.7 million and $21.0 million and $0.00 and $0.03 for the three and nine months ended July 31, 2004, respectively.

(b) Excluding $5.6 million and $22.8 million restructuring charges; $0.2 million and $14.8 million impairment charges; $1.3 million and $2.7 million of inventory restructuring; $0.0 and $2.2 million nonoperating loss related to the write-down of the investment portfolio; $0.0 and $1.2 million nonoperating gain on sale of investments; $0.8 million and $(2.7) million net nonoperating gain
(loss) for divested product lines; $0.3 million and $0.3 million nonoperating loss related to a sale leaseback transaction; $0.0 and $0.1 million gain related to misc. nonoperating activity; $12.5 million and $25.1 million net loss on discontinued operations; net income (loss) and diluted EPS would have been $4.0 million and $(16.7) million and $0.0 and $(0.02) for the three and nine months ended July 31, 2003, respectively.




                     ADC Telecommunications, Inc.
                 Consolidated Statement of Cash Flows
                            (in millions)
                     SUBJECT TO RECLASSIFICATION
                                                     Nine months ended
                                                     July 31, July 31,
                                                       2004     2003
                                                     -------- --------
Cash Flows from Operating Activities:
   Net Income                                          (43.3)   (86.0)
  Adjustments:
     Loss from discontinued operations                  49.0     25.1
     Inventory and fixed asset write-offs                1.4      8.0
     Depreciation and amortization                      30.7     43.1
     Change in bad debt reserves                        (3.3)     0.9
     Change in inventory reserves                        0.6     (1.7)
     Non-cash stock compensation                         2.1      5.5
     Loss (Gain) on sale of investments                 (4.8)    (2.0)
     Loss (Gain) on sale of business                     6.5      2.8
     Loss (Gain) on sale of fixed assets                (0.3)     1.5
     Other                                              (1.3)    (0.5)
     Changes in assets & liabilities, net of
      acquisitions
       Accounts receivable and unbilled revenues         5.7     33.5
       Inventories                                     (22.2)    20.5
       Prepaid income taxes and other assets            (0.1)   160.2
       Accounts payable                                 (2.3)   (37.3)
       Accrued liabilities                              (2.2)  (125.7)
                                                     -------- --------
         Total cash provided (used) by operating
          activities from continuing operations         16.2     47.9
         Total cash provided (used) by operating
          activities from discontinued operations      (37.3)   (15.8)
                                                     -------- --------
     Total cash provided (used) by operating
      activities                                       (21.1)    32.1

Cash Flows from Investing Activities:
  Acquisitions, net of cash acquired                  (291.7)       -
  Divestitures, net of cash disposed                     3.7      0.5
  Property and equipment additions, net of disposals   (10.4)   (65.5)
  Proceeds from sale of a building                      10.8      0.0
  Decrease (Increase) in restricted cash                (4.2)   154.5
  Short-term investments                                19.6      0.0
  Long-term investments                                 (3.7)     3.7
                                                     -------- --------
          Total cash provided (used) by investing
           activities                                 (275.9)    93.2

Cash Flows from Financing Activities:
  Increase (Decrease) in debt                          (11.9)   371.5
  Purchase of a call spread option                       0.0    (34.5)
  Common stock issued                                    3.3      2.8
                                                     -------- --------
          Total cash provided (used) by financing
           activities                                   (8.6)   339.8

Effect of exchange rate on cash                          0.8     (0.3)
                                                     -------- --------

Increase (Decrease) in cash and cash equivalents      (304.8)   464.8

Cash and cash equivalents, beginning of period         718.7    278.9
                                                     -------- --------

Cash and cash equivalents, end of period               413.9    743.7
                                                     -------- --------




                        SUPPLEMENTARY SCHEDULE
            ADC TELECOMMUNICATIONS, INC. AND SUBSIDIARIES
          CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED
          RECONCILIATION OF GAAP RESULTS TO ADJUSTED RESULTS

               (In Millions, Except Per Share Amounts)



                                      For the Three Months Ended
                                             July 31, 2004

                                          Restructuring
                                   GAAP     and Other      Adjusted
                                 Results     Charges   (a) Results (a)
                                 -------- -------------    --------
NET SALES                         $235.2             -      $235.2

COST OF PRODUCT SOLD               146.0             -       146.0
                                 -------- -------------    --------
GROSS PROFIT                        89.2             -        89.2
                                 -------- -------------    --------
GROSS MARGIN                        37.9%                     37.9%

EXPENSES:
  Research and development          18.0             -        18.0
  Selling and administration        65.7             -        65.7
  Amortization of acquired
   intangibles                       1.6             -         1.6
  Impairment charges                   -             -           -
  Restructuring charges              0.7          (0.7)          -
                                 -------- -------------    --------
    Total Expenses                  86.0          (0.7)       85.3
                                 -------- -------------    --------
      As a Percentage of Net
       Sales                        36.6%                     36.3%

OPERATING INCOME (LOSS)              3.2           0.7         3.9
OPERATING MARGIN                     1.4%                      1.7%
OTHER INCOME (EXPENSE), NET:
  Interest                           0.6             -         0.6
  Other                             (0.3)         (0.2)       (0.5)
                                 -------- -------------    --------

INCOME (LOSS) BEFORE INCOME
 TAXES                               3.5           0.5         4.0
PROVISION FOR INCOME TAXES           0.3             -         0.3
                                 -------- -------------    --------
INCOME (LOSS) FROM CONTINUING
 OPERATIONS                          3.2           0.5         3.7

DISCONTINUED OPERATIONS, NET OF
 TAX:
  Loss from discontinued
   operations                      (10.7)         10.7           -
  Loss on sale of subsidiary        (6.8)          6.8           -
                                 -------- -------------    --------
                                   (17.5)         17.5           -

NET (LOSS) INCOME                 $(14.3)        $18.0        $3.7
                                 ======== =============    ========
NET MARGIN                         (6.1%)                      1.6%


AVERAGE COMMON SHARES
 OUTSTANDING - BASIC               808.9         808.9       808.9
                                 ======== =============    ========
AVERAGE COMMON SHARES
 OUTSTANDING - DILUTED             811.7         811.7       811.7
                                 ======== =============    ========
EARNINGS (LOSS) PER SHARE FROM
 CONTINUING OPERATIONS - BASIC
 AND DILUTED                       $0.00         $0.00       $0.00
                                 ======== =============    ========
EARNINGS (LOSS) PER SHARE FROM
 DISCONTINUED OPERATIONS - BASIC
 AND DILUTED                      $(0.02)        $0.02       $0.00
                                 ======== =============    ========
NET LOSS PER SHARE - BASIC AND
 DILUTED                          $(0.02)        $0.02       $0.00
                                 ======== =============    ========




                                      For the Three Months Ended
                                             July 31, 2003

                                          Restructuring
                                   GAAP     and Other      Adjusted
                                 Results     Charges   (b) Results (b)
                                 -------- -------------    --------
NET SALES                         $152.2             -      $152.2

COST OF PRODUCT SOLD                95.2          (1.3)       93.9
                                 -------- -------------    --------
GROSS PROFIT                        57.0           1.3        58.3
                                 -------- -------------    --------
GROSS MARGIN                        37.5%                     38.3%

EXPENSES:
  Research and development          15.5             -        15.5
  Selling and administration        36.6             -        36.6
  Amortization of acquired
   intangibles
  Impairment charges                 0.2          (0.2)          -
  Restructuring charges              5.6          (5.6)          -
                                 -------- -------------    --------
    Total Expenses                  57.9          (5.8)       52.1
                                 -------- -------------    --------
      As a Percentage of Net
       Sales                        38.0%                     34.2%

OPERATING INCOME (LOSS)             (0.9)          7.1         6.2
OPERATING MARGIN                   (0.6%)                      4.1%
OTHER INCOME (EXPENSE), NET:
  Interest                           0.9             -         0.9
  Other                             (2.6)         (0.5)       (3.1)
                                 -------- -------------    --------

INCOME (LOSS) BEFORE INCOME
 TAXES                              (2.6)          6.6         4.0
PROVISION FOR INCOME TAXES             -             -           -
                                 ------------------------- --------
INCOME (LOSS) FROM CONTINUING
 OPERATIONS                         (2.6)          6.6        $4.0

DISCONTINUED OPERATIONS, NET OF
 TAX:
  Loss from discontinued
   operations                      (12.5)         12.5           -
  Loss on sale of subsidiary           -             -           -
                                 -------- -------------    --------
                                   (12.5)         12.5           -

NET (LOSS) INCOME                 $(15.1)        $19.1        $4.0
                                 ======== =============    ========
NET MARGIN                         (9.9%)                      2.6%


AVERAGE COMMON SHARES
 OUTSTANDING - BASIC               804.1         804.1       804.1
                                 ======== =============    ========
AVERAGE COMMON SHARES
 OUTSTANDING - DILUTED             804.1         808.3       808.3
                                 ======== =============    ========
EARNINGS (LOSS) PER SHARE FROM
 CONTINUING OPERATIONS - BASIC
 AND DILUTED                      $(0.00)        $0.01       $0.00
                                 ======== =============    ========
EARNINGS (LOSS) PER SHARE FROM
 DISCONTINUED OPERATIONS - BASIC
 AND DILUTED                      $(0.02)        $0.02       $0.00
                                 ======== =============    ========
NET LOSS PER SHARE - BASIC AND
 DILUTED                          $(0.02)        $0.02       $0.00
                                 ======== =============    ========

(a) Excluding $0.7 million restructuring charges; $0.4 million nonoperating investment gain; $0.2 million other nonoperating loss; and $17.5 million net loss on discontinued operations; net income and diluted EPS would have been $3.7 million and $0.00 for the quarter ended July 31, 2004.

(b) Excluding $5.6 million restructuring charges; $1.3 million inventory restructuring; $0.2 million impairment; $0.8 million nonoperating gain related to divested product lines; $0.3 million nonoperating loss related to a sale leaseback transaction; and $12.5 million net loss from discontinued operations; net income and diluted EPS would have been $4.0 million and $0.00 for the quarter ended July 31, 2003.




                        SUPPLEMENTARY SCHEDULE
            ADC TELECOMMUNICATIONS, INC. AND SUBSIDIARIES
          CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED
          RECONCILIATION OF GAAP RESULTS TO ADJUSTED RESULTS

               (In Millions, Except Per Share Amounts)



                                       For the Three Months Ended
                                             July 31, 2004

                                          Restructuring
                                               and
                                   GAAP       Other        Adjusted
                                  Results     Charges  (a) Results (a)
                                  ------- -------------    --------
NET SALES                         $235.2            $-      $235.2

COST OF PRODUCT SOLD               146.0             -       146.0
                                  ------- -------------    --------
GROSS PROFIT                        89.2             -        89.2
                                  ------- -------------    --------
GROSS MARGIN                        37.9%                     37.9%

EXPENSES:
  Research and development          18.0             -        18.0
  Selling and administration        65.7             -        65.7
  Amortization of acquired
   intangibles                       1.6             -         1.6
  Impairment charges                   -             -           -
  Restructuring charges              0.7          (0.7)          -
                                  ------- -------------    --------
    Total Expenses                  86.0          (0.7)       85.3
                                  ------- -------------    --------
      As a Percentage of Net
       Sales                        36.6%                     36.3%

OPERATING INCOME (LOSS)              3.2           0.7         3.9
OPERATING MARGIN                     1.4%                      1.7%
OTHER INCOME (EXPENSE), NET:
    Interest                         0.6             -         0.6
    Other                           (0.3)         (0.2)       (0.5)
                                  ------- -------------    --------

INCOME (LOSS) BEFORE INCOME TAXES    3.5           0.5         4.0
PROVISION FOR INCOME TAXES           0.3             -         0.3
                                  ------- -------------    --------
INCOME (LOSS) FROM CONTINUING
 OPERATIONS                          3.2           0.5         3.7

DISCONTINUED OPERATIONS, NET OF
 TAX:
  Loss from discontinued
   operations                      (10.7)         10.7           -
  Loss on sale of subsidiary        (6.8)          6.8           -
                                  ------- -------------    --------
                                   (17.5)         17.5           -

NET LOSS                          $(14.3)        $18.0        $3.7
                                  ======= =============    ========
NET MARGIN                         (6.1%)                      1.6%


AVERAGE COMMON SHARES OUTSTANDING
 - BASIC                           808.9         808.9       808.9
                                  ======= =============    ========
AVERAGE COMMON SHARES OUTSTANDING
 - DILUTED                         811.7         811.7       811.7
                                  ======= =============    ========
EARNINGS (LOSS) PER SHARE FROM
 CONTINUING OPERATIONS - BASIC
 AND DILUTED                       $0.00         $0.00       $0.00
                                  ======= =============    ========
LOSS PER SHARE FROM DISCONTINUED
 OPERATIONS - BASIC AND DILUTED   $(0.02)        $0.02       $0.00
                                  ======= =============    ========
NET LOSS PER SHARE - BASIC AND
 DILUTED                          $(0.02)        $0.02       $0.00
                                  ======= =============    ========



                                       For the Three Months Ended
                                             April 30, 2004

                                          Restructuring
                                   GAAP     and Other      Adjusted
                                  Results    Charges   (b) Results (b)
                                  ------- -------------    --------
NET SALES                         $160.7            $-      $160.7

COST OF PRODUCT SOLD                94.6             -        94.6
                                  ------- -------------    --------
GROSS PROFIT                        66.1             -        66.1
                                  ------- -------------    --------
GROSS MARGIN                        41.1%                     41.1%

EXPENSES:
  Research and development          15.9             -        15.9
  Selling and administration        42.1             -        42.1
  Amortization of acquired
   intangibles
  Impairment charges                   -             -           -
  Restructuring charges             11.7         (11.7)          -
                                  ------- -------------    --------
    Total Expenses                  69.7         (11.7)       58.0
                                  ------- -------------    --------
      As a Percentage of Net
       Sales                        43.4%                     36.1%

OPERATING INCOME (LOSS)             (3.6)         11.7         8.1
OPERATING MARGIN                   (2.2%)                      5.0%
OTHER INCOME (EXPENSE), NET:
    Interest                         1.5             -         1.5
    Other                           (0.7)          0.3        (0.4)
                                  ------- -------------    --------

INCOME (LOSS) BEFORE INCOME TAXES   (2.8)         12.0         9.2
PROVISION FOR INCOME TAXES           0.5             -         0.5
                                  ------- -------------    --------
INCOME (LOSS) FROM CONTINUING
 OPERATIONS                         (3.3)         12.0         8.7

DISCONTINUED OPERATIONS, NET OF
 TAX:
  Loss from discontinued
   operations                      (24.5)         24.5           -
  Loss on sale of subsidiary         1.2          (1.2)          -
                                  ------- -------------    --------
                                   (23.3)         23.3           -

NET LOSS                          $(26.6)        $35.3        $8.7
                                  ======= =============    ========
NET MARGIN                        (16.6%)                      5.4%


AVERAGE COMMON SHARES OUTSTANDING
 - BASIC                           808.1         808.1       808.1
                                  ======= =============    ========
AVERAGE COMMON SHARES OUTSTANDING
 - DILUTED                         808.1         813.3       813.3
                                  ======= =============    ========
EARNINGS (LOSS) PER SHARE FROM
 CONTINUING OPERATIONS - BASIC
 AND DILUTED                      $(0.00)        $0.01       $0.01
                                  ======= =============    ========
LOSS PER SHARE FROM DISCONTINUED
 OPERATIONS - BASIC AND DILUTED   $(0.03)        $0.03       $0.00
                                  ======= =============    ========
NET LOSS PER SHARE - BASIC AND
 DILUTED                          $(0.03)        $0.04       $0.01
                                  ======= =============    ========

(a) Excluding $0.7 million restructuring charges; $0.2 million other nonoperating loss; $0.4 million nonoperating investment gain; and $17.5 million net loss on discontinued operations; net income and diluted EPS would have been $3.7 million and $0.00 for the quarter ended July 31, 2004.

(b) Excluding $11.7 million restructuring charges; $0.3 million nonoperating loss on divested entities; and $23.3 million net loss on discontinued operations; net income and diluted EPS would have been $8.7 million and $0.01 for the quarter ended April 30, 2004.




                        SUPPLEMENTARY SCHEDULE
            ADC TELECOMMUNICATIONS, INC. AND SUBSIDIARIES
          CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED
          RECONCILIATION OF GAAP RESULTS TO ADJUSTED RESULTS

               (In Millions, Except Per Share Amounts)



                                       For the Nine Months Ended
                                             July 31, 2004

                                          Restructuring
                                   GAAP     and Other      Adjusted
                                  Results    Charges   (a) Results (a)
                                  ------- -------------    --------
NET SALES                         $538.7             -      $538.7

COST OF PRODUCT SOLD               326.3             -       326.3
                                  ------- -------------    --------
GROSS PROFIT                       212.4             -       212.4
                                  ------- -------------    --------
GROSS MARGIN                        39.4%                     39.4%

EXPENSES:
  Research and development          48.0             -        48.0
  Selling and administration       141.9             -       141.9
  Amortization of acquired
   intangibles                       1.6             -         1.6
  Impairment charges                 1.5          (1.5)          -
  Restructuring charges             12.8         (12.8)          -
                                  ------- -------------    --------
    Total Expenses                 205.8         (14.3)      191.5
                                  ------- -------------    --------
      As a Percentage of Net
       Sales                        38.2%                     35.5%

OPERATING INCOME (LOSS)              6.6          14.3        20.9
OPERATING MARGIN                     1.2%                      3.9%
OTHER INCOME (EXPENSE), NET:
  Interest                           2.9             -         2.9
  Other                              6.2          (8.3)       (2.1)
                                  ------- -------------    --------

INCOME (LOSS) BEFORE INCOME TAXES   15.7           6.0        21.7
PROVISION FOR INCOME TAXES           0.7             -         0.7
                                  ------- -------------    --------
INCOME (LOSS) FROM CONTINUING
 OPERATIONS                         15.0           6.0        21.0

DISCONTINUED OPERATIONS, NET OF
 TAX:
  Loss from discontinued
   operations                      (49.0)         49.0           -
  Loss on sale of subsidiary        (9.3)          9.3           -
                                  ------- -------------    --------
                                   (58.3)         58.3           -

NET (LOSS) INCOME                 $(43.3)        $64.3       $21.0
                                  ======= =============    ========
NET MARGIN                         (8.0%)                      3.9%


AVERAGE COMMON SHARES OUTSTANDING
 - BASIC                           807.9         807.9       807.9
                                  ======= =============    ========
AVERAGE COMMON SHARES OUTSTANDING
 - DILUTED                         813.3         813.3       813.3
                                  ======= =============    ========
EARNINGS (LOSS) PER SHARE FROM
 CONTINUING OPERATIONS - BASIC
 AND DILUTED                       $0.02         $0.01       $0.03
                                  ======= =============    ========
LOSS PER SHARE FROM DISCONTINUED
 OPERATIONS - BASIC AND DILUTED   $(0.07)        $0.07       $0.00
                                  ======= =============    ========
NET LOSS PER SHARE - BASIC AND
 DILUTED                          $(0.05)        $0.08       $0.03
                                  ======= =============    ========



                                       For the Nine Months Ended
                                             July 31, 2003

                                          Restructuring
                                               and
                                   GAAP       Other        Adjusted
                                  Results     Charges  (b) Results (b)
                                  ------- -------------    --------
NET SALES                         $457.3             -      $457.3

COST OF PRODUCT SOLD               294.6          (2.7)      291.9
                                  ------- -------------    --------
GROSS PROFIT                       162.7           2.7       165.4
                                  ------- -------------    --------
GROSS MARGIN                        35.6%                     36.2%

EXPENSES:
  Research and development          51.4             -        51.4
  Selling and administration       133.1             -       133.1
  Amortization of acquired
   intangibles
  Impairment charges                14.8         (14.8)          -
  Restructuring charges             22.8         (22.8)          -
                                  ------- -------------    --------
    Total Expenses                 222.1         (37.6)      184.5
                                  ------- -------------    --------
      As a Percentage of Net
       Sales                        48.6%                     40.3%

OPERATING INCOME (LOSS)            (59.4)         40.3       (19.1)
OPERATING MARGIN                  (13.0%)                    (4.2%)
OTHER INCOME (EXPENSE), NET:
  Interest                           3.5             -         3.5
  Other                             (5.0)          3.9        (1.1)
                                  ------- -------------    --------

INCOME (LOSS) BEFORE INCOME TAXES  (60.9)         44.2       (16.7)
PROVISION FOR INCOME TAXES             -             -           -
                                  ------------------------ --------
INCOME (LOSS) FROM CONTINUING
 OPERATIONS                        (60.9)         44.2       (16.7)

DISCONTINUED OPERATIONS, NET OF
 TAX:
  Loss from discontinued
   operations                      (25.1)         25.1           -
  Loss on sale of subsidiary           -             -           -
                                  ------- -------------    --------
                                   (25.1)         25.1           -

NET (LOSS) INCOME                 $(86.0)        $69.3      $(16.7)
                                  ======= =============    ========
NET MARGIN                        (18.8%)                    (3.7%)


AVERAGE COMMON SHARES OUTSTANDING
 - BASIC                           802.7         802.7       802.7
                                  ======= =============    ========
AVERAGE COMMON SHARES OUTSTANDING
 - DILUTED                         802.7         805.3       802.7
                                  ======= =============    ========
EARNINGS (LOSS) PER SHARE FROM
 CONTINUING OPERATIONS - BASIC
 AND DILUTED                      $(0.08)        $0.06      $(0.02)
                                  ======= =============    ========
LOSS PER SHARE FROM DISCONTINUED
 OPERATIONS - BASIC AND DILUTED   $(0.03)        $0.03       $0.00
                                  ======= =============    ========
NET LOSS PER SHARE - BASIC AND
 DILUTED                          $(0.11)        $0.09      $(0.02)
                                  ======= =============    ========

(a) Excluding $12.8 million restructuring charges; $1.5 million impairment charges; $4.8 million nonoperating gain on sale of investments; $3.7 million net nonoperating gain for divested product lines; $0.2 million other nonoperating loss; and $58.3 million net loss on discontinued operations; net income and diluted EPS would have been $21.0 million and $0.03 for the nine months ended July 31, 2004.

(b) Excluding $22.8 million restructuring charges; $14.8 million impairment charges; $2.7 million of inventory restructuring; $2.2 million nonoperating loss related to the write-down of the investment portfolio; $1.2 million nonoperating gain on the sale of investments; $2.7 million nonoperating loss related to the sale of divested product lines; $0.3 million nonoperating loss related to a sale leaseback transaction; $0.1 million gain related to miscellaneous nonoperating activity; and $25.1 million net loss from discontinued operations; net loss and diluted EPS would have been $(16.7) million and $(0.02) for the nine months ended July 31, 2003.




                        SUPPLEMENTARY SCHEDULE
            ADC TELECOMMUNICATIONS, INC. AND SUBSIDIARIES
          OPERATING SEGMENT GAAP TO ADJUSTED RECONCILIATION
                            (In Millions)


                        CONTINUING OPERATIONS
                              NET SALES

                                           2004      2004      2003
                                          Third     Second    Third
                                         Quarter   Quarter   Quarter
                                        ------------------------------
GAAP and Adjusted Net Sales
  BIA                                      $182.9    $119.2    $106.9
  IS                                         58.2      45.4      51.4
  Eliminations and corporate                 (5.9)     (3.9)     (6.1)
                                        ------------------------------
                                           $235.2    $160.7    $152.2
                                        ==============================


                        CONTINUING OPERATIONS
           OPERATING INCOME GAAP TO ADJUSTED RECONCILIATION

                                           2004      2004      2003
                                          Third     Second    Third
                                         Quarter   Quarter   Quarter
                                        ------------------------------
GAAP Operating Loss
  BIA                                       $20.0     $20.3      $7.1
  IS                                         (2.5)     (2.6)      2.5
  Eliminations and corporate                (14.3)    (21.3)    (10.5)
                                        ------------------------------
                                              3.2      (3.6)     (0.9)
                                        ------------------------------

  IS - Divested Product Lines (b)
  BIA                                        (0.2)      0.8      (3.2)
  IS                                         (0.1)        -      (2.4)
  Corporate (b)                              (0.4)    (12.5)     (1.5)
                                        ------------------------------
                                             (0.7)    (11.7)     (7.1)
                                        ------------------------------

Adjusted Operating Income (Loss)
  BIA                                       $20.2     $19.5     $10.3
  IS                                         (2.4)     (2.6)      4.9
  Eliminations and corporate                (13.9)     (8.8)     (9.0)
                                        ------------------------------
                                             $3.9      $8.1      $6.2
                                        ==============================

(b) Excluding $0.0, $0.0 and $0.0 operating income from product lines divested prior to fiscal 2003; $0.0, $0.0, and $1.3 million inventory restructuring; $0.7 million, $11.7 million, and $5.6 million restructuring charges; $0.0, $0.0 and $0.2 million impairment charges; operating income (loss) from continuing operations would have been $3.9 million, $8.1 million, and $6.2 million for the three months ended July 31, 2004, April 30, 2004 and July 31, 2003, respectively.

    CONTACT: ADC, Minneapolis
             Investor Relations:
             Mark Borman, 952-917-0590
             or
             Public Relations:
             Chuck Grothaus, 952-917-0306